EXHIBIT 99.1
                                                                    ------------


                         FISCHER-WATT GOLD COMPANY, INC.


                           N E W S   R E L E A S E


                 2582 Taft Court, Lakewood, Colorado 80215, USA
                      PH:(303) 232-0292 FAX:(303) 232-0399


              FISCHER-WATT EXTENDS WARRANT EXPIRY DATE


Denver, CO - Jan 14, 2008 - Fischer-Watt Gold Company, Inc. (OTCBB:FWGO) has extended the expiry date of its January 2006 series share purchase warrants by 12 months until January 15, 2009.

Each of the outstanding 10,800,000 outstanding warrants now entitles the holders to purchase one additional common share of the Company at a price of US$0.10 until 4PM Mountain Time, January 15, 2009. However, if the common shares of the Company trade at or over an average price of US$0.15 per share for a 20 day continuous period, the average price being weighted by the number of shares traded, then, upon written notice to the holder by the Company, the holder shall be required to exercise the warrants within 30 days of the date of that notice, after which the warrants will expire. Any shares issued as a result of a warrant exercise are restricted from trading under Rule 144. These warrants were originally issued in January 2006 as part of a Private Placement.

One of the directors of the Company, Peter Bojtos, has exercised 1,000,000 of the warrants by converting $100,000 of amounts owing to him by the Corporation.

Statements in this release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such statements are not guarantees of future performance and that actual developments or results may vary materially from those projected in the forward-looking statements.


For further information please contact:
Mr. Peter Bojtos, President and Chief Executive Officer.
Fischer-Watt Gold Company, Inc.
303-232-0292
Email: info@fischer-watt.com